EXHIBIT 5.6
                                                                     -----------


              [Letterhead of Netherland, Sewell & Associates, Inc.]



                                                                 August 22, 2002


RE: ENCANA CORPORATION

Dear Sirs/Madames

We refer to the registration statement on Form F-9, as amended (the "Registration Statement"), filed by EnCana Corporation (the "Company") relating to the sale and issue of up to US$2,000,000,000 of Debt Securities.

         We hereby consent to the use of our firm name in the Registration Statement under the headings "Experts" and "Documents Filed as Part of the Registration Statement." We also hereby consent to the incorporation by reference in the Registration Statement of the information related to the reserves of Alberta Energy Company Ltd. ("AEC") derived from a report prepared by our firm, as of January 1, 2002, (the "Report"), in the Annual Information Form of AEC dated February 20, 2002, included in Appendix G of the Joint Information Circular dated February 22, 2002, concerning the merger of AEC and PanCanadian Energy Corporation.

                                     Very truly yours,

                                     /s/ Frederic D. Sewell
                                     -----------------------------------
                                         Frederic D. Sewell